Exhibit 10.1

SEVENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of November 29, 2011, is by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), and U.S. Bank National Association, a national banking association, as a Buyer, as Administrative Agent, and as Syndication Agent (“U.S. Bank”).

RECITALS

A. The Seller and U.S. Bank are parties to that certain Master Repurchase Agreement, dated as of March 27, 2008, as amended by a First Amendment to Master Repurchase Agreement, dated as of March 5, 2009, a Second Amendment to Master Repurchase Agreement, dated as of September 23, 2009, a Third Amendment to Master Repurchase Agreement, dated as of March 4, 2010, a Fourth Amendment to Master Repurchase Agreement, dated as of July 30, 2010, a Fifth Amendment to Master Repurchase Agreement dated as of March 4, 2011, and a Sixth Amendment to Master Repurchase Agreement dated as of June 29, 2011 (as amended, the “Repurchase Agreement”).

B. The Seller and U.S. Bank desire to amend the Repurchase Agreement as provided herein.

AGREEMENT

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The Repurchase Agreement is hereby amended as follows:

2.1 Definitions. Section 1.2 of the Repurchase Agreement is amended as follows:

(a) The definition of “LIBOR Rate” is amended and restated in its entirety as follows:

“LIBOR Rate” means, on any date of determination, the average offered rate for deposits in United States dollars having a maturity of one month (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such date which appears on the Reuters Screen, LIBOR01 Page, or any successor thereto as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, reset each LIBOR Business Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, or the rate for such deposits determined by the

Administrative Agent at such time based on such other published service of general application as shall be selected by the Administrative Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Administrative Agent may determine the rate based on rates at which United States dollar deposits having a maturity of one month are offered to the Administrative Agent in the interbank LIBOR market at such time for delivery in immediately available funds on such date of determination in an amount equal to $1,000,000 (rounded upward, if necessary, to the nearest 1/16 of 1%).

(b) The following new definitions are added:

“Commitment Fee” is defined in Section 9.4.

“Unused Portion” means, with respect to any applicable fiscal quarter of Seller, the amount, if any, by which (a) the Maximum Aggregate Commitment in effect during such period (if the Maximum Aggregate Commitment is increased or decreased during such period, then, for purposes of this calculation, the Maximum Aggregate Commitment shall be the average daily amount of the Maximum Aggregate Commitment during such period) exceeds (b) the average daily balance of the sum of the aggregate outstanding Purchase Prices in all Open Transactions during such period.

2.2 LIBOR Floor. Section 5.1 of the Repurchase Agreement is amended by deleting the proviso clause at the end thereof and by substituting in lieu thereof the following:

; provided that, notwithstanding the foregoing, the Pricing Rate will not in any event be less than 2.75%.

2.3 Commitment Fee. The following new Section 9.4 is added to the Repurchase Agreement:

9.4. Commitment Fee. If the Unused Portion for any fiscal quarter of Seller is greater than sixty percent of the average daily amount of the Maximum Aggregate Commitment during such fiscal quarter, the Seller shall pay to the Administrative Agent (for Pro Rata distribution to the Buyers) a commitment fee (the “Commitment Fee”) on such Unused Portion at a rate of 0.25% per annum, computed on the actual number of days in that quarter using a year of 360 days. The Commitment Fee shall be payable quarterly in arrears on the 9th calendar day after the end of each fiscal quarter of Seller, commencing with the quarter ending December 31, 2011, and on the Termination Date, if any fee is owing. The Commitment Fee is compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and is not compensation for the use or forbearance or detention of money. Each calculation by the Administrative Agent of the amount of the Commitment Fee shall be conclusive and binding absent manifest error.

2.4 Committed Sum. Schedule BC to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit A.

Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon delivery by the Seller of, and compliance by the Seller with, the following:

3.1 This Amendment duly executed by the Seller and U.S. Bank.

3.2 Original resolutions of the Seller’s general partner’s board of directors, certified as of the date of this Amendment by the Seller’s general partner’s corporate secretary, assistant secretary, or other authorized officer, authorizing the execution, delivery, and performance by the Seller of this Amendment and all other documents and instruments to be delivered by the Seller pursuant to this Amendment (the “Amendment Documents”).

3.3 A certificate of the Seller’s general partner’s corporate secretary, assistant secretary, or other authorized officer as to (i) the incumbency of the Seller’s officers executing this Amendment and all other Amendment Documents executed or to be executed by or on behalf of the Seller and (ii) the authenticity of such officers’ signatures, specimens of which shall be included in such certificate or set forth on an exhibit attached to it (U.S. Bank shall be entitled to rely on that certificate until the Seller has furnished a new certificate to U.S. Bank).

3.4 Such other documents as U.S. Bank may reasonably request.

Section 4. Miscellaneous.

4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents that are inconsistent with this Amendment, and the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

4.2 Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.

4.3 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.

4.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

4.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, U.S. Bank, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without U.S. Bank’s prior written consent.

4.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

4.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The next page is the signature page.]

IN WITNESS WHEREOF the parties have caused this Seventh Amendment to Master Repurchase Agreement to be executed as of the date first set forth above.

The Seller:

DHI MORTGAGE COMPANY, LTD.

By:	DHI Mortgage Company, GP, Inc.,
its General Partner

By:	/s/ MARK C. WINTER
Name:	Mark C. Winter
Title:	CFO/EVP

The Buyer, the Administrative Agent, and the Syndication Agent:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ EDWIN D. JENKINS
Name:	Edwin D. Jenkins
Title:	Senior Vice President

[Signature Page to Seventh Amendment to Master Repurchase Agreement]

EXHIBIT A

SCHEDULE BC

TO MASTER REPURCHASE AGREEMENT

THE BUYERS’ COMMITTED SUMS

(IN DOLLARS)

Buyer	Committed Sum
U.S. Bank National Association	$180,000,000